UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):

April 13, 2009

CHINA RECYCLING ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-12536	90-0093373
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 909, Tower B
Chang An International Building
No. 88 Nan Guan Zheng Jie
Xi An City, Shan Xi Province
China 710068
 (Address of principal executive offices, including zip code)

(86-29) 8769-1097
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                      Entry into a Material Definitive Agreement

On April 13, 2009, China Recycling Energy Corporation announced that its wholly owned subsidiary, Xi’an TCH Energy Technology Co., Ltd  (“Xi’an TCH”), entered into a short-term working capital loan agreement (the “Loan Agreement”) with Industrial Bank Co., Ltd., Xi’an Branch (the “Lender”), whereby the Lender has agreed to loan RMB 20,000,000 (approximately $2,941,176) to Xi’an TCH for a term of one year. The Loan Agreement has a fixed annual interest rate of 5.31%, and Xi’an TCH is required to make quarterly interest payments on the outstanding loan balance.  The Loan Agreement contains standard representations, warranties and covenants, and the borrowed funds are to be guaranteed through a separate guaranty contract with Shanxi Zhongze Investment Co., Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China Recycling Energy Corporation

Date: April 16, 2009	/s/ Xinyu Peng
Xinyu Peng, Chief Financial Officer